UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2023

ROCKWELL MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30142 S. Wixom Road, Wixom, Michigan 48393
(Address of principal executive offices, including zip code)

(248) 960-9009
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each exchange on which registered
Common Stock, par value $0.0001	RMTI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07        Submission of Matters to a Vote of Security Holders.

On May 23, 2023, Rockwell Medical, Inc. held its 2023 Annual Meeting of the Stockholders (the "Annual Meeting"). The following matters were submitted to a vote of the stockholders at the Annual Meeting and the voting results were as follows:
Proposal One: To elect the two Class II directors to serve for a three-year term expiring at the 2026 annual meeting of stockholders and until his or her successor has been duly elected and qualified.

	For	Against	Abstain	Broker Non-Votes
Mark Ravich	2,015,069	873,941	36,763	4,932,013
Andrea Heslin Smiley	2,639,034	249,295	37,444	4,932,013

Proposal Two: To approve, on an advisory basis, the compensation of the Company's named executive officers.

For	Against	Abstain	Broker Non-Votes
2,485,037	337,531	103,205	4,932,013

Proposal Three: To approve, on an advisory basis, the frequency of stockholder advisory votes on compensation of the Company's named executive officers.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
2,704,562	69,060	95,135	57,016	4,932,013

Proposal Four: To ratify the selection of EisnerAmper LLP as the Company’s independent registered public accounting firm for 2023.

For	Against	Abstain
7,696,517	119,313	41,956

Proposal Five: To approve an amendment and restatement of the Rockwell Medical, Inc. 2018 Long Term Incentive Plan to increase the number of shares reserved for issuance thereunder by 1,600,000 shares.

For	Against	Abstain	Broker Non-Votes
1,994,126	825,079	106,568	4,932,013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: May 23, 2023	By:	/s/ Mark Strobeck
Mark Strobeck
Chief Executive Officer